Exhibit 10.3

FORM OF

RESTRICTED STOCK UNIT
AWARD AGREEMENT

This Restricted Stock Unit Award Agreement is entered into by and between Inotiv, Inc., an Indiana corporation (“Company”), and [Participant], an officer of the Company (“Grantee”), effective as of _______ __, 20__ (“Effective Date”).

Background

The Company wishes to provide incentives to recognize and reward the Grantee, whose performance, contributions and skills will be critical to the Company’s success, by aligning his or her interests more closely with those of the Company’s stockholders. For this purpose, the Compensation Committee of the Company’s Board of Directors has granted the Grantee restricted stock units representing a right to receive common stock of Company, subject to the terms and conditions provided in this Restricted Stock Unit Award Agreement (“Agreement”) and the Amended and Restated Inotiv, Inc. 2018 Equity Incentive Plan (the “Plan”). All terms not herein defined shall have the meaning set forth in the Plan. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the terms, conditions and provisions of the Plan shall control and this Agreement shall be deemed to be modified accordingly unless otherwise explicitly stated in this Agreement.

In consideration of the premises, the Company and the Grantee agree as follows:

Agreement

1.                  Grant. The Company hereby grants the Grantee [Number of Units] units representing a corresponding number of Common Shares of the Company, which units (“Restricted Stock Units”) shall be subject to the terms, conditions and restrictions specified in this Agreement and the Plan. [The Committee has determined that (disregarding restrictions imposed by this Agreement and the Plan that lapse upon the Grantee’s interest becoming vested) the Restricted Stock Units have a per-share grant date fair market value (“Value”) of $ .]

2.                  Closing. The issuance of the Restricted Stock Units shall occur simultaneously with the execution of this Agreement.

3.                  Custody. The Grantee understands that no certificates or book entry shares representing the Restricted Stock Units shall be registered in the Grantee’s name, other than with respect to Common Shares issued to the Grantee in respect of Restricted Stock Units that have vested. Only following vesting of Restricted Stock Units that are settled in Common Shares shall the Company deliver to the Grantee a certificate or book entry shares registered in the Grantee’s name.

4.                  Nontransferability of Restricted Stock Units. Until such time as the Restricted Stock Units become vested, the Grantee shall not have any right to sell, assign, transfer, pledge, hypothecate, or otherwise dispose of the Restricted Stock Units. The Grantee represents and warrants to the Company that he or she shall not sell, assign, transfer, pledge, hypothecate, or otherwise dispose of the Restricted Stock Units in violation of applicable securities laws, the Plan or the provisions of this Agreement.

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5.                  Vesting. The Grantee’s interest in the Restricted Stock Units shall vest and become nonforfeitable as follows:[1]

[Anniversary of Effective Date/ Achievement of Performance Requirement]	[Number/Percentage] of Restricted Stock Units that Vest

In the event of a change in control of the Company, notwithstanding the preceding paragraph of this Section 5, the Grantee’s interest in the Restricted Stock Units not previously vested or forfeited shall be handled as described in the Company’s change in control severance plan covering the Grantee at the time of such change in control, if any, and if there is no change in control severance plan covering the Grantee, the Plan terms shall govern.

Upon completion of the Vesting Period described above, as soon as administratively practical and in no event later than two and one-half months following the end of the Vesting Period or a designated segment of the Vesting Period, the Company shall issue to the Grantee (or his or her designated beneficiary, if applicable) certificates for the appropriate number of Common Shares designated by this Agreement, subject to applicable tax requirements as described in Section 11.

The Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, Common Shares under this Restricted Stock Unit award. The Committee may not accelerate the payment or settlement of this Restricted Stock Unit award unless such acceleration is consistent with Section 15.7 of the Plan and Internal Revenue Code Section 409A.

6.                  Separation from Service and Forfeiture. Notwithstanding the vesting schedule set forth in Section 5, (a) if Grantee ceases to be an Employee or a Non-Employee Director of the Company or a Subsidiary, unvested Restricted Stock Units shall be treated as specified in Section 10 of the Plan; and (b) unvested Restricted Stock Units shall be forfeited if Grantee engages in any of the following conduct: (i) performance of service for a competitor of the Company and/or its Subsidiaries, including service as an employee, director or consultant, or the establishment of a business that competes with the Company and/or its Subsidiaries; (ii) solicitation of employees or customers of the Company and/or its Subsidiaries; (iii) improper use or disclosure of confidential information of the Company and/or its Subsidiaries; or (iv) material misconduct in the performance of Grantee’s duties for the Company and/or its Subsidiaries, as determined by the Committee.

[1] Vesting terms determined by the Committee, in its discretion.

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7.                  Voting and Other Rights. The Grantee shall have no ownership interest in or shareholder rights of any kind with respect to Common Shares represented by the Restricted Stock Units, including but not limited to the rights to vote any and all Restricted Stock Units and to receive dividends or other distributions thereon, unless and until Common Shares are issued to the Grantee following satisfaction of the vesting requirements set forth in Section 5.

8.                  Grantee Representations. The Grantee represents and warrants to the Company that:

(a)       he or she is acquiring the Restricted Stock Units (and any Common Shares issued following vesting of such Restricted Stock Units) for his or her own account for investment and not with a view to or for resale in connection with any distribution of Common Shares with respect to the Restricted Stock Units and that he or she has no present intention of distributing or reselling the Restricted Stock Units or any Common Shares issued with respect to the Restricted Stock Units; and

(b)               since his or her employment or other service engagement with the Company, he or she has not (i) directly or indirectly rendered services to or for an organization, or engaged in a business, that is, in the judgment of the Committee, in competition with the Company, or (ii) disclosed to anyone outside of the Company, or used for any purpose other than the Company’s business, any confidential or proprietary information or material relating to the Company.

9.           Adjustments for Changes in Capitalization of the Company. In the event of any merger, reorganization, consolidation, recapitalization, separation, split-up, liquidation or other change affecting the Common Shares, an adjustment shall be made to the Restricted Stock Units to the extent provided under the terms of the Plan.

 10.              Securities Laws. The Grantee understands that applicable securities laws may restrict the right of the Grantee to dispose of any Restricted Stock Units or Common Shares which the Grantee may acquire hereunder and govern the manner in which such Restricted Stock Units or Common Shares may be sold. The Grantee shall not offer, sell or otherwise dispose of any of the Restricted Stock Units or Common Shares in any manner which would (a) require the Company to file any registration statement with the Securities Exchange Commission (the “SEC”), (b) require the Company to amend or supplement any registration statement which the Company may at any time have on file with the SEC, or (c) violate the Securities Act of 1933, as amended, or any other state or federal law.

11.              Withholding Taxes. If the grant or other transfer of the Restricted Stock Units or Common Shares, or the vesting of the Restricted Stock Units, results in taxable compensation income to the Grantee, Grantee shall, no later than the date as of which an amount with respect to an award first becomes includible in his gross income for applicable tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, local or other taxes of any kind required by law to be withheld with respect to the award. Grantee may elect to have the minimum amount of any required tax withholdings with respect to any award satisfied by (a) having the Company withhold Common Shares otherwise deliverable to such person with respect to the award; (b) delivering to the Company unrestricted Common Shares already owned by Grantee; (c) broker-assisted “cashless exercise;” (d) any other manner permitted by law; or (e) any combination of the foregoing.

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12.              Integration. This Agreement supersedes any and all prior and/or contemporaneous agreements, either oral or in writing, between the parties hereto, with respect to the subject matter hereof. Each party to this Agreement acknowledges that no representations, inducements, promises, or other agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, pertaining to the subject matter hereof, which are not embodied herein, and that no prior and/or contemporaneous agreement, statement or promise pertaining to the subject matter hereof that is not contained in this Agreement shall be valid or binding on either party.

13.              Impact of Agreement on Employment or Service. Nothing contained in this Agreement or the Plan shall restrict the right of the Company or any of its Subsidiaries to terminate Grantee’s employment or service at any time with or without Cause subject to any written employment agreement and the terms of the Company’s governing documents.

14.              Acknowledgments by Grantee. By signing this Agreement, the Grantee acknowledges that he or she (a) has received a copy of the Plan and is familiar with the terms and provisions of the Plan and the Agreement, and (b) agrees to accept as binding, conclusive, and final all decisions and interpretations of the Company’s Board of Directors and Committee upon any questions arising under the Plan or this Agreement.

15.            Successors. This Agreement shall be binding upon and inure to the benefit of any successor of the Company and any successors, assigns or estate of the Grantee, including his/her executors, administrators and trustees.

16.            Amendment. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is in writing and signed by the party against whom such modification, waiver or discharge is sought to be enforced.

17.            Governing Law. The validity, interpretation, construction and performance of this Agreement will be governed by and construed in accordance with the substantive laws of the State of Indiana, without giving effect to the principles of conflict of laws of such State.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement, effective on the date specified in the first paragraph hereof.

GRANTEE _____________________________________ [Participant]	INOTIV, INC. By: _________________________________ _____________________ _____________________

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